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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE

MEDIA CONTACT: Tina Farrington, 419-784-2549, farrington.rfc@rurban.net INVESTOR CONTACT: Sandra Stockhorst, 419-784-4023, rfcinv@rurban.net


                 RURBAN FINANCIAL CORP. ANNOUNCES AUDITOR CHANGE


DEFIANCE, Ohio, September 24, 2002 - RURBAN FINANCIAL CORP. (NASDAQ: RBNF) ("Rurban") announced that is has retained BKD, LLP as its principal accountants (independent auditors) effective November 15, 2002. BKD, LLP replaces Crowe, Chizek and Company LLP (Crowe Chizek) that has served as the company's independent auditor since 1988. Rurban has filed a Form 8-K with the Securities and Exchange Commission as required by federal securities law.

The decision was not the result of any disagreement between Rurban and Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The change in independent auditors was recommended by Rurban's Audit Committee and approved by Rurban's board of directors on September 18, 2002. This change allows Rurban to separate the two functions of independent audit and outsourced internal audit.

BKD, LLP was selected based on the results of an extensive proposal and interview process to evaluate several well qualified accounting firms.

Rurban also retained the services of Plante & Moran, LLP to perform an independent loan review. Plante & Moran was selected by the Audit Committee and approved by the board of directors based on the results of a similar search process involving the review of proposals and interviews of several well-qualified firms.

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF.

The Company currently has 10,000,000 shares of stock authorized and 4,565,721 shares outstanding. The investment banking firms of McDonald & Co. Securities Inc. (Trident Securities Division), Sweney Cartwright and Co., and Friedman, Billings, Ramsey Group, Inc. are the primary market makers for these shares.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFC Banking Company which is made up of the following three operating divisions: The Peoples Banking Company, The First Bank of




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Ottawa and The Citizens Savings Bank Company. The banks offer a full range of financial services through their offices in the Northern Ohio counties of Defiance, Paulding, Fulton, Hancock, Putnam, Sandusky, Wood, and Cuyahoga. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE MAY CONTAIN STATEMENTS THAT ARE FORWARD LOOKING AS DEFINED BY THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. RURBAN INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS REGARDING IMPORTANT RISK FACTORS INCLUDING THOSE IDENTIFIED IN RURBAN'S MOST RECENT PERIODIC REPORT AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE MAKING OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY RURBAN OR ANY OTHER PERSON THAT THE RESULTS EXPRESSED THEREIN WILL BE ACHIEVED.